Execution Version
CONTINUATION AGREEMENT
This CONTINUATION AGREEMENT (this “Continuation Agreement”) is made and entered into as of this 22nd day of May, 2020, (the “Effective Date”) by and among Superior Pipeline Company, L.L.C., a Delaware limited liability company (“Superior”), Unit Corporation, a Delaware corporation (“Unit”), SPC Midstream Operating, L.L.C., an Oklahoma limited liability company (“SPC”) and SP Investor Holdings, LLC, a Delaware limited liability company (“SP Investor” and, together with Unit, the Debtors (as defined below), and Unit Petroleum (as defined below), the “Parties”).
WHEREAS, Unit and SP Investor entered into that certain Second Amended and Restated Limited Liability Company Agreement of Superior, dated effective as of July 1, 2019 (such agreement, and as it may be further amended, modified or supplemented from time to time, the “LLC Agreement”).
WHEREAS, in connection with Unit and SP Investor entering into the LLC Agreement, (a) Unit and SP Investor entered into that certain Purchase and Sale Agreement, dated as of March 28, 2018 (the “PSA”), whereby SP Investor acquired 100% of the “Investor Units” (as defined in the LLC Agreement), being equal to 50% of the issued and outstanding limited liability company units of Superior; (b) Superior and SPC entered into that certain Management Services Agreement, dated as of April 3, 2018 (such agreement, as it may be amended, modified or supplemented from time to time, the “MSA”); (c) Superior and Unit Petroleum entered into that certain Drilling Commitment Agreement, dated as of April 3, 2018 (the “Drilling Agreement”); (d) Superior, Unit Petroleum and Superior Pipeline Texas, L.L.C. entered into those certain gas gathering, gas purchase, gas lift services, gas marketing and other gas services agreements, meter lease, pipeline lease and other lease agreements, all as amended by that certain Omnibus Amendment to Affiliate Agreement (the “Omnibus Amendment”), dated as of April 3, 2018 (collectively, the “Amended Gathering Agreements”); and (e) Unit Petroleum Company, an Oklahoma corporation (“Unit Petroleum”) and Superior entered into that certain Midstream Services Right of First Offer Agreement, dated as of March 28, 2018 (such agreement, as it may be amended, modified or supplemented from time to time, the “RFOA” and, together with the PSA, MSA, Drilling Agreement, Omnibus Amendment, Amended Gathering Agreements and LLC Agreement, as each such agreement may be amended, modified or supplemented from time to time, the “Superior Agreements”).
WHEREAS, it is anticipated that Unit and certain of its subsidiaries (each a “Debtor” and, collectively, the “Debtors”) expects to commence a voluntary reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) at the Bankruptcy Court for the Southern District of Texas or the Bankruptcy Court for the District of Delaware during or around April 2020 (the “Bankruptcy”), which triggers certain contractual rights under the Superior Agreements and applicable law.
NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties set forth below, the Parties agree as follows:
1.Subject to the Debtors’ ongoing compliance with their respective obligations pursuant to Section 2, notwithstanding the Bankruptcy, the Parties hereby agree:

a.to continue the Superior Agreements under their respective terms and further agree not to enforce any of the rights under the Superior Agreements that might arise either specifically as a result of the Bankruptcy or as a result of the matters resulting solely from the Bankruptcy, including the following:
i.with respect to the LLC Agreement, (A) Unit will not be considered a “Defaulting Member” (as defined under the LLC Agreement) or a “Bankrupt Member” (as defined in the LLC Agreement) (B) Unit will not be treated as an Assignee pursuant to the last sentence of Section 3.3 of the LLC Agreement at any time prior to the occurrence of a Termination Event and (C) no “Default” (as defined under the LLC Agreement), “Fundamental Event” (as defined under the LLC Agreement) or breach of Section 3.4 of the LLC Agreement will have occurred, in each case by virtue of the fact that the Bankruptcy has occurred or continues to be pending; provided, that, nothing herein shall (1) prohibit Unit from becoming a “Defaulting Member” for any other reason, including as a result of Unit becoming a “Non-Funding Member” under the LLC Agreement, (2) alter the continued requirement of a Defaulting Member to make Capital Contributions (as defined in the LLC Agreement) or (3) alter the remedies set forth in the LLC Agreement for Contributing Members;
ii.with respect to the MSA, (A) no “Operator Bankruptcy Event” (as defined under the MSA) will have occurred as a result of the Bankruptcy; and (B) Superior waives its right to termination pursuant to Section 9.2(f) of the MSA specifically as a result of the Bankruptcy or as a result of the matters resulting solely from the Bankruptcy;
iii.with respect to the RFOA, and any other contract between Unit Petroleum and Superior or any of its subsidiaries providing for Midstream Services (as defined under the RFOA), (A) no “Event of Default” under the RFOA will have occurred and Unit Petroleum will not be deemed a “Defaulting Party” as a result of the Bankruptcy (and no similar concepts under any other such contract for Midstream Services shall be deemed to have occurred) and (B) Superior waives its right to request from Unit Petroleum or the Debtors any “Adequate Assurance of Performance” (as defined under the RFOA) or any similar performance assurance concepts under any other such contract for Midstream Services at any time prior to the occurrence of a Termination Event; provided, that nothing herein shall modify Superior or SP Investor’s rights to object to the assumption of the Superior Agreements on grounds that they lack adequate assurance as set forth in section 365 of the Bankruptcy Code;
b.to the maximum extent permitted by applicable law, the Superior Agreements shall continue as if the Bankruptcy had not occurred; and
c.upon the Debtors’ emergence from Bankruptcy, (i) neither (A) the Debtors, or any successor-in-interest (each a “Reorganized Debtor”) or (B) SPC will be considered to be, or to have been, in breach or default under any of the Superior Agreements by virtue of the fact that the Bankruptcy has occurred and (ii) any Reorganized Debtor shall not be considered to have been a “Bankrupt Member” or “Defaulting Member” (each defined in the LLC Agreement), in each case specifically as a result of the Bankruptcy or the matters resulting solely from the Bankruptcy having occurred.

For the avoidance of doubt, the mutual covenants and agreements in this Section 1 are specific to the Bankruptcy and shall have no force or effect in any other or subsequent bankruptcy, receivership, insolvency, reorganization or similar proceeding (including any re-opening of the Bankruptcy following its closure).
2.In consideration of the mutual covenants and agreements in Section 1, Unit agrees that the Debtors and the Reorganized Debtors, as applicable, will (a) assume all of the Superior Agreements as part of the Bankruptcy and cure any defaults thereunder in accordance with section 365 of the Bankruptcy Code and (b) not (i) seek to reject or modify any of the Superior Agreements as part of the Bankruptcy; (ii) seek to reject or modify any other agreements between the Debtors and Superior; or (iii) pursue any cause of action, including any avoidance action under sections 547 or 548 of the Bankruptcy Code or any similar action under applicable state law against SP Investor related to Unit’s sale of the Investor Units to SP Investor under the PSA.
3.Except as agreed by the Parties herein, the Superior Agreements shall continue in full force and effect and are hereby ratified and reaffirmed in their entirety.
4.Upon the occurrence of a Termination Event (as defined below), the agreement of the Parties hereunder may be terminated by any Party upon written notice to the other Parties. For the purposes of this Section 4, a “Termination Event” shall mean (a) the occurrence of a material default or material event of default under any of the Superior Agreements by Unit or any affiliate or subsidiary of Unit other than any default or event of default resulting from the Bankruptcy that has not been cured within 30 days of written notice of occurrence of such material default or material event of default, unless the governing Superior Agreement contains an applicable cure period in which case such cure period shall govern, (b) the conversion of the Bankruptcy cases to cases under chapter 7 of the Bankruptcy Code or the appointment of a trustee with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code, (c) any action taken by, or on behalf of, any Debtor or any Reorganized Debtor in contravention of the obligations under Section 2 hereof; (d) the date which is six (6) months following the commencement of the Bankruptcy in the event no plan of reorganization for the Debtors has been consummated as of such date; and (e) the Debtors’ emergence from Bankruptcy.
5.By entering into this Continuation Agreement, Unit and SPC hereby covenant and agree that: (a) any notice requirements of Superior or SP Investor under the Superior Agreements specifically as a result of the Bankruptcy or as a result of the matters solely resulting from the Bankruptcy that may run during the period between the date of execution of the Continuation Agreement and the occurrence of a Termination Event are extended by a number of days equal to the Tolling Period and (b) they will not assert that any action taken or claim brought under any of the Superior Agreements following a Termination Event are barred, in whole or in part, by the expiration of any applicable limitations period or by any other time-related defense, whether under applicable law or the terms of any of the Superior Agreements, except to the extent that such defense is based on time periods that exclude in their entirety the Tolling Period. The “Tolling Period” means the number of days between the date of execution of this Continuation Agreement and the occurrence of a Termination Event. For the avoidance of doubt, except as expressly provided herein, nothing herein shall act as an amendment or waiver, express or implied, of any of the terms of the Superior Agreements.

6.The entirety of Article 4 (General Provisions) and Section 1.2 (Interpretation) of the RFOA is incorporated herein mutatis mutandis, as if set out fully herein; provided, that, the obligations of Section 4.2 of the ROFA will not apply to any information that is or otherwise would constitute Confidential Information that must be disclosed in connection with the Bankruptcy.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Continuation Agreement to be executed as of the Effective Date.

SUPERIOR PIPELINE COMPANY, L.L.C.

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President
Date: May 22, 2020

UNIT CORPORATION
8200 UNIT DRIVE, L.L.C.
UNIT DRILLING COLOMBIA, L.LC.
UNIT DRILLING COMPANY
UNIT DRILLING USA COLOMBIA, L.L.C.
UNIT PETROLEUM COMPANY

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President
Date: May 22, 2020

SPC MIDSTREAM OPERATING, L.L.C.

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President
Date: May 22, 2020

SP INVESTOR HOLDINGS, LLC

By: /s/ Patrick Langan
Name: Patrick Langan
Date: May 22, 2020

By: /s/ Ryan McGovern
Name: Ryan McGovern
Title:  Director
Date: May 22, 2020

Signature Page to Continuation Agreement